Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "ALGODON GROUP, INC.", CHANGING ITS NAME FROM "ALGODON GROUP, INC." TO "GAUCHO GROUP HOLDINGS, INC.", FILED IN THIS OFFICE ON THE FIRST DAY OF MARCH, A.D. 2019, AT 9:25 O`CLOCK A.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF AMENDMENT IS THE ELEVENTH DAY OF MARCH, A.D. 2019.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE KENT COUNTY RECORDER OF DEEDS.

Jeffrey W. Bullock, Secretary of State

3026002 8100
SR# 20191640114

Authentication: 202351849
Date: 03-01-19

State of Delaware
Secretary of State
Division of Corporations
Delivered 09:25 AM 03/01/2019
FILED 09:25 AM 03/01/2019
SR 20191640114 - File Number 3026002

CERTIFICATE OF AMENDMENT
OF
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
ALGODON GROUP, INC.

Algodon Group, Inc. (the "Corporation"), organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

By vote of the Board of Directors of the Corporation, a resolution was adopted, pursuant to Sections 141 and 242 of the General Corporation Law of the State of Delaware, setting forth an amendment to the Amended and Restated Certificate of Incorporation of the Corporation (the "Certificate of Incorporation") and declaring said amendment to be advisable. The resolution setting forth the amendment is as follows:

> RESOLVED: that the first paragraph of Article First of the Amended and Restated Certificate of Incorporation of the Corporation be and it hereby is deleted in its entirety and a new Article First be inserted in lieu thereof to read as follows:
>
> "FIRST: Name. The name of the corporation is Gaucho Group Holdings, Inc. (hereinafter referred to as the "Corporation")."

And be it further

> RESOLVED: that the effective date of the above change to the first paragraph of Article First of the Amended and Restated Certificate of Incorporation of the Corporation shall be March 11, 2019.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its Chief Executive Officer this 1st day of March, 2019.

ALGODON GROUP, INC.

By: ______________________

Scott L. Mathis
Chief Executive Officer